Exhibit 8.1.1


                                 June 28, 1996





Asset Backed Securities Corporation
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055

            Re:   Asset Backed Securities Corporation
                  Registration Statement on Form S-3
                  (Registration No. 333-00365)
                  -----------------------------------

Ladies and Gentlemen:

            We have acted as special federal tax counsel for Asset Backed Securities Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") on January 23, 1996 of the Registration Statement on Form S-3 (File No. 333-00365), as amended by Amendment No. 1 filed with the Commission on May 28, 1996 and Amendment No. 2 filed with the Commission on June 28, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of certificates (the "Certificates") and notes (the "Notes") (such Certificates and Notes are referred to herein collectively as the "Securities") issued by one or more trusts (each, a "Trust") the Primary Assets of which shall consist of either (i) one or more pools of motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, vans and light duty trucks (the "Receivables") or (ii) certain asset backed certificates or notes (the "Collateral Certificates") representing an interest in a trust fund the primary assets of which consist of one or more pools of motor vehicle installment loan agreements or motor vehicle retain installment sale contracts secured by new and used automobiles, vans and light duty trucks and security interests in the vehicles financed thereby. As described in the Registration Statement, the Securities will be issued from time to time in series (each, a "Series"). Each Series of Certificates issued by a Trust the Primary Assets of which consist of Receivables will be formed by the Registrant pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") by and among the Registrant, the Servicer named therein and the Trustee named therein. Each Series of Certificates


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Asset Backed Securities Corporation
June 28, 1996
Page 2


issued by a Trust the Primary Assets of which consist of Collateral Certificates will be formed by the Registrant pursuant to a trust agreement (a "Trust Agreement") by and between the Registrant and the Trustee named therein. Each Series of Notes will be issued by a Trust pursuant to (i) either a Pooling and Servicing Agreement or a Trust Agreement and (ii) an indenture (an "Indenture") by and between the Trust and the Indenture Trustee named therein. Capitalized terms used but not otherwise defined herein are defined in the Registration Statement or in the forms of Pooling and Servicing Agreement, Trust Agreement or Indenture filed as exhibits to the Registration Statement. The Securities of each Series are to be sold as described in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Securities (the "Prospectus" and the "Prospectus Supplement", respectively).

            In that connection, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and (d) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. As to any facts material to the opinions expressed herein, which were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

            Based on and subject to the foregoing and assuming that the Pooling and Servicing Agreement or Trust Agreement with respect to each Series of Certificates, and the Indenture and either the Pooling and Servicing Agreement or the Trust Agreement with respect to each Series of Notes, are executed and delivered in substantially the forms we have examined and that the transactions contemplated to occur under the Registration Statement and such Pooling and Servicing Agreement or Trust Agreement with respect to each Series of Certificates, and the Indenture and either the Pooling and Servicing Agreement or the Trust Agreement with respect to each Series of Notes, in fact occur in accordance with the terms thereof, we are of the opinion that the description set forth under the caption "Certain Federal Income Tax Consequences" in the Prospectus included as part of the Registration Statement correctly describes the material aspects of the federal income tax treatment to United States investors as of the date hereof of an investment in the Securities and where expressly indicated therein, to Non-United States Holders (as defined in the Registration Statement) of the Securities.



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Asset Backed Securities Corporation
June 28, 1996
Page 3

            Members of our firm are admitted to the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America.

            We know that we are referred to under the heading "Certain Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1.1 thereto. In giving such consent, we do not consider that we are "experts" within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.



                                   Very truly yours,



                                   /s/ Sidley & Austin